SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                               AMENDEMENT NO.1 TO
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 22, 2004
                                ________________

                            LOGISTICAL SUPPORT, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               (FORMERLY KNOWN AS BIKINI TEAM INTERNATIONAL, INC.)

              UTAH                     000-50222             41-2029935
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NO.)    (IRS EMPLOYEE
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                              19734 Dearborn Street
                          Chatsworth, California 91311
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  818-885-0300
                            (ISSUER TELEPHONE NUMBER)

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

      Stonefield Josephson, Inc., the independent accountants who had been engaged by Logistical Support, Inc. (the "Company") as the principal accountants to audit the Company's consolidated financial statements, has been dismissed as the Company's principal accountants effective as of October 22, 2004.

      The decision to dismiss Stonefield Josephson, Inc. was made by the Board of Directors of the Company.

      The reports of Stonefield Josephson, Inc. with respect to the audited financial statements of the Company for the fiscal years ended December 31, 2002 and December 31, 2003, did not contain an adverse opinion, or disclaimer opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principals.

      For the audited years ended December 31, 2002 and December 31, 2003, and during the year 2004 prior to October 22, 2004 (the effective date of the dismissal of Stonefield Josephson Inc.), there were no disagreements with Stonefield Josephson Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the former accountants would have caused the accountants to make reference to the subject matter of such disagreement in their reports. In addition, the dismissal of Stonefield Josephson Inc. was not caused by, or related to, any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the former accountants would have caused the accountants to make reference to the subject matter of such disagreement in their reports.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of Businesses Acquired.

            Not applicable.

      (b)   Pro Forma Financial Information

            Not applicable.

      (c)   Exhibits.

            Exhibit No.    Description
            -----------    -----------
            16.1.          Letter of Stonefield Josephson Inc. dated
                           November 12, 2004

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Logistical Support, Inc.

                                                By: /s/ Bruce Littell
                                                --------------------------------
                                                Bruce littell
                                                chief executive officer

Dated: November 12, 2004

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